Exhibit 3.1

Form 540 Prescribed by:
JON HUSTED
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: (877) SOS-FILE (767-3453)
www.OhioSecretaryofState.gov
Busserv@OhioSecretaryofState.gov

Makes checks payable to Ohio Secretary of State

Mail this form to one of the following:
Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two-business day processing time requires an additional $100.00).
P.O. Box 1390
Columbus, OH 43216

Certificate of Amendment
(For-Profit, Domestic Corporation)
Filing Fee: $50

Check appropriate box:

- (x) Amendment to existing Articles of Incorporation (125-AMDS)
- ( ) Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation: AdCare Health Systems, Inc.

Charter Number: 801461

Check one box below and provide information as required:

( ) The articles are hereby amended by the **Incorporators.** Pursuant to Ohio Revised Code section 1701.70(A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

(x) The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70 (A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.) 1701.70(B)(1)

( ) The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

Form 540 Page 1 of 2 Last Revised: 3/16/12

A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. Required Must be signed by all Incorporators, if amended by Incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C). If authorized representative is an individual, then they must sign in the “signature” box and print their name in the “Print Name” box. If authorized representative is a business entity, not an individual, then please print the business name in the “signature” box, an authorized representative of the business entity must sign in the “By” box and print their name in the “Print Name” box. Signature By (if applicable) Boyd P. Gentry Print Name Signature By (if applicable) Print Name

ADCARE HEALTH SYSTEMS, INC.

AMENDMENT NO. 1 TO

CERTIFICATE OF DESIGNATIONS, RIGHTS, NUMBER OF SHARES

AND PREFERENCES

10,875% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

(Pursuant to Section1701.70 of the General Corporation Law of the State of Ohio)

The undersigned Chief Executive Officer and President of ADCARE HEALTH SYSTEMS, INC., an Ohio corporation (the “Corporation”), hereby certifies that, pursuant to the authority granted to and vested in the Corporation’s board of directors (the “Board of Directors”) by the provisions of the Corporation’s Articles of Incorporation and in accordance with the provisions of Section1701.70 of the Revised Code of Ohio (the “ORC”), the Board of Directors has duly adopted the following amendment to the resolution creating the Series A Cumulative Redeemable Preferred Shares out of the 30,000,000 shares authorized to be issued by the Corporation (29,000,000 of which are common and 1,000,000 of which are serial preferred):

WHEREAS, pursuant to the Corporation’s Articles of Incorporation, as amended (the “Articles”), the Corporation has the authority to issue 1,000,000 shares of preferred stock, no par value per share, which may be issued in one or more series (the “Preferred Stock”);

WHEREAS, pursuant to the authority granted to, and vested in, the Board by the provisions of the Articles, and in accordance with the provisions of Section 1701.70 of the ORC, the Board previously established and designated out of the Preferred Stock 750,000 shares thereof as 10.875% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), having the designations, rights and preferences set forth in that certain Certificate of Designations, Rights, Numbers of Shares and Preferences 10.875% Series A Cumulative Redeemable Preferred Shares, filed with the Secretary of State of the State of Ohio (the “Certificate of Designations”); and

WHEREAS, the Board has determined to establish and designate 200,000 shares (out of the remaining 250,000 shares) of undesignated Preferred Stock as Series A Preferred Stock;

RESOLVED, that, in accordance with the ORC and the Articles, the Board hereby establishes and designates 200,000 shares (out of the remaining 250,000 shares) of undesignated Preferred Stock as Series A Preferred Stock, which additional shares have all the designations, rights and preferences set forth in the Certificate of Designations,

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed and acknowledged by Boyd P. Gentry its Chief Executive Officer as of this 17th day of October, 2013.

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Boyd P. Gentry
Boyd P. Gentry, President and Chief Executive Officer